UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2013

OCLARO, INC.

(Exact name of Registrant as specified in its charter)

000-30684

(Commission file number)

Delaware	20-1303994
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2560 Junction Avenue, San Jose, California 95134

(Address of principal executive offices, zip code)

(408) 383-1400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Alain Couder resigned from the Board of Directors of Oclaro, Inc. (the” Company”) effective July 12, 2013. In connection with such resignation, Mr. Couder and the Company entered into a Retirement, Severance and Release of Claims agreement, under which Mr. Couder will be entitled to substantially the same benefits as are set forth in Section 6.2 of the Second Amended and Restated Employment Agreement (the “Employment Agreement”) between Mr. Couder and the Company dated July 26, 2012.

A description of the terms and conditions of the Employment Agreement and the amounts payable thereunder is set forth under Item 5.02 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 1, 2012 and is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCLARO, INC.

Date: July 12, 2013	By:	/s/ Jerry Turin
Jerry Turin
Chief Financial Officer